                              SECURITYHOLDERS AGREEMENT


         SECURITYHOLDERS AGREEMENT ("Agreement"), dated as of June 7, 1994, by and among TNF Holdings Company, Inc., a Delaware corporation ("TNF" or the "Company"), each of the persons named on Schedule I hereto (each a "Management Stockholder" and collectively the "Management Stockholders"), and each of the persons named on Schedule II hereto (each a "Whitney Stockholder" and collectively the "Whitney Stockholders") and each of the persons named on
Schedule III hereto.

         WHEREAS, TNF has been organized under the laws of the State of Delaware with an authorized capitalization of 5,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 6,000,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock");

         WHEREAS, TNF has entered into a Purchase and Sale Agreement dated as of May 25, 1994 (as amended to date, the "Asset Purchase Agreement") with Odyssey Holding Inc., a Delaware corporation ("Odyssey Holdings"), and The North Face, a California corporation ("Old TNF" and, together with Odyssey Holdings, the "Sellers"), relating to the acquisition (the "Acquisition") by TNF of certain assets and the assumption of certain liabilities of Old TNF;

         WHEREAS, in order to consummate the Acquisition, TNF has entered into a Loan and Security Agreement, dated as of the date hereof, with Heller Financial, Inc. to provide for a secured $1,500,000 term loan and a secured $26,500,000 revolving credit facility, which may include a secured seasonal overadvance facility and which includes secured letters of credit and guaranties not to exceed $10,000,000 at any time outstanding;

         WHEREAS, TNF has entered into a Subordinated Note and Common Stock Purchase Agreement, dated as of the date hereof (the "Note and Common Stock Purchase Agreement"), with Whitney Subordinated Debt Fund, L.P. ("Whitney Debt Fund"), and concurrently with the closing of the Acquisition, TNF proposes to issue and sell thereunder a Subordinated Promissory Note and shares of Common Stock;

         WHEREAS, TNF has entered into a Preferred Stock Purchase Agreement, dated as of the date hereof, with Whitney 1990 Equity Fund, L.P. ("Whitney Equity Fund") and J.H. Whitney & Co. ("Whitney"), and concurrently with the Acquisition, TNF proposes to issue and sell thereunder shares of Preferred Stock;

         WHEREAS, it is contemplated that, concurrently with the closing of the Acquisition, TNF will issue and sell shares of its Common Stock pursuant to the Goldwin Agreement (as defined in the Note and Common Stock Purchase Agreement) and pursuant to the Investor Purchase Agreement (as hereinafter defined);

         WHEREAS, the Management Stockholders and Whitney Stockholders desire to enter into this Agreement for the purpose of agreeing to certain aspects of their relationship as holders of Common Stock and Common Stock Equivalents (as herein defined) (collectively, the "Securities") of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:


         1.   Definitions.

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         An "Affiliate" of any Person shall mean any other Person (other than the Company) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, including without limitation, in the case of any Whitney Stockholder, any other Whitney Stockholder and any general or limited partner of, or holder of any other equity interest in, any Whitney Stockholder. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Percentage" of any Stockholder means the percentage, on a Fully Diluted Basis, arrived at by dividing (i) the number of shares of Common Stock then owned by that Stockholder by (ii) the aggregate number of shares of Common Stock then owned by all Stockholders.

         "Acquisition" has the meaning assigned to such term in the second WHEREAS clause.

         "Board" shall mean the Board of Directors of the Company.

         "Book Value" of the Shares means the amount, not less than zero, which such Shares would receive (taking into account any and all liquidation preferences) upon a liquidation, or other distribution of assets, of the Company in which the amount to be distributed equalled the net worth of the Company as reflected on the Company's audited balance sheet for the Company's most recently completed fiscal year.

         "Cason" has the meaning assigned to such term in Section 6(c)(iii).

         "Charter Documents" means the Restated Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, copies of which have been delivered to all parties.

         "Common Stock" shall have the meaning assigned to such term in the first Whereas clause hereof.

          "Common Stock Equivalents" means (i) the Preferred Stock, (ii) any other security or obligation which by its terms is convertible into shares of Common Stock and (iii) any warrant, option, including without limitation, any option issued pursuant to the 1994 TNF Stock Incentive Plan (to the extent vested), or other subscription or purchase right with respect to Common Stock.

         "Company" has the meaning assigned to such term in the first paragraph hereof.

         "Co-Sale Total" means the aggregate number of Shares owned by (i) the Whitney Stockholders and all of its Affiliates and (ii) all other Stockholders participating in a sale by the Offering Stockholder or the Selling Stockholder, as the case may be.

         "Fair Market Value" of the Shares means the fair market value of the Shares as of the last day of the fiscal year preceding the date of determination, as determined by the Board in its good faith judgment.

         "Fully Diluted Basis" mean, with respect to any computation, that each reference to shares of Common Stock shall be deemed to reflect the conversion or exercise of all Common Stock Equivalents, if any, then owned by all Stockholders into Shares of Common Stock.


         "GCL" means the General Corporation Law of the State of Delaware.

         "Incentive Plan" means the TNF Holdings Company, Inc. 1994 Stock Incentive Plan, adopted as of the date hereof.

         "Initial Public Offering" means the Company's initial Public Offering.

         "Investor Purchase Agreement" means the Investor Stock Purchase Agreement, dated as of the date hereof, between TNF and the parties named in Schedule A thereto.

         "Involuntary Transfer" means any transfer, proceeding or action (other than pursuant to Section 4(b)) by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any Common Stock or Common Stock Equivalents, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, or any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

         "Joint Director" has the meaning assigned to such term in Section 6
(c) (iv) .

         "Management Directors" has the meaning assigned to such term in
Section 6(c)(iii).

         "Management Purchase Agreement" means the Management Stock Purchase and Non-Competition Agreement, dated as of the date hereof, between TNF and Marsden S. Cason and William A. McFarlane.

         "Management Stockholder" has the meaning assigned to such term in the first paragraph hereof.

         "McFarlane" has the meaning assigned to such term in Section
6(c)(iii).

         "Net Proceeds" means, with respect to any Significant Transaction, all of the proceeds available to the Company and/or the Stockholders upon consummation of such Significant Transaction, less (x) any amounts used to repay indebtedness or other liabilities being refinanced or satisfied in connection with such Significant Transaction and (y) commissions, underwriting discounts, legal fees and other expenses incurred by the Company or its Stockholders in connection therewith.

         "Note and Common Stock Purchase Agreement" has the meaning assigned to such term in the fourth Whereas clause hereof.

         "Offered Securities" has the meaning assigned to such term in Section 7(a).

         "Offered Shares" has the meaning assigned to such term in Section 3(c)(i).

         "Offering Notice" has the meaning assigned to such term in Section 3(c)(i),

         "Offering Stockholder" has the meaning assigned to such term in
Section 3(c)(i).

         "Old TNF" has the meaning assigned to such term in the second WHEREAS clause hereof.

         "Permitted Transferees" has the meaning assigned to such term in
Section 3(b)(ii).

         "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature,

         "Preferred Stock" shall have the meaning assigned to such term in the first Whereas clause hereof.

         "Prospective Stockholder" has the meaning assigned to such term in
Section 3(c)(i).

         "Public Offering" means any offer for sale of Common Stock pursuant to an effective registration statement filed under the Securities Act.

         "Purchaser's Notice" has the meaning assigned to such term in Section 3(c)(iv).

         "Restricted Shares" means, as of any date, shares of Common Stock issued as awards of "restricted stock" pursuant to the Incentive Plan, which shares have not vested pursuant to the terms of the applicable agreement entered into pursuant to such Plan.

         "Sale Transaction" has the meaning assigned to such term in Section
4(b).

         "Securities" has the meaning assigned to such term in the sixth WHEREAS clause hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Stockholder" has the meaning assigned to such term in Section 4(a).

         "Selling Stockholder's Notice" has the meaning assigned to such term in Section 4(a).

         "Shares" means all of the shares of Common Stock and Preferred Stock held by the Stockholders, whether now owned or hereafter acquired. For purposes of all computations under this Agreement, each reference to Shares shall be deemed to reflect the conversion or exercise of all Common Stock Equivalents, if any, then outstanding into shares of Common Stock.

         "Significant Transaction" has the meaning assigned to such term in
Section 4(b).

         "Significant Transaction Notice" has the meaning assigned to such term in Section 4(b).

         "Special Co-Sale Percentage" means for any Stockholder the percentage, on a Fully Diluted Basis, arrived at by dividing (i) the number of Shares then owned by such Stockholder by (ii) the Co-Sale Total.

         "Stockholders" means the Management Stockholders and the Whitney Stockholders and any combination thereof, any additional stockholder of the Company who is or becomes a party to this Agreement and any transferee who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 3(d) hereof, and the term "Stockholder" shall mean any such person.

         "Stockholder's Meeting" has the meaning assigned to such term in
Section 6(a).

         "Term" has the meaning assigned to such term in Section 2.

         "TNF" has the meaning assigned to such term in the first paragraph hereof.

         "transfer" means sell, assign, donate, pledge, encumber or otherwise dispose of, or contract to do any of the foregoing.

         "Whitney" has the meaning assigned to such term in the fifth WHEREAS clause hereof.

         "Whitney Co-Sale Percentage" means the percentage, on a Fully Diluted Basis, arrived at by dividing (i) the number of Shares then owned by all the Whitney Stockholders by (ii) the Co-Sale Total.

         "Whitney Debt Fund" has the meaning assigned to such term in the fourth WHEREAS clause.

         "Whitney Directors" has the meaning assigned to such term in Section 6(c)(i).

         "Whitney Equity Fund" has the meaning assigned to such term in the fifth WHEREAS clause.

         "Whitney Equity Fund Director" has the meaning assigned to such term in Section 6(c)(ii).

         "Whitney Stockholder" has the meaning assigned to such term in the first paragraph hereof.

         "Written-Consent" has the meaning assigned to such term in Section
6(a).

         2.   Term of Agreement.

         The term of this Agreement shall begin on the date hereof and shall terminate on the first to occur of the following events:

         (a) the written consent of the holders of at least 90% of the outstanding shares of Common Stock, determined on a Fully Diluted Basis;

         (b) the dissolution or liquidation of the Company or the closing of a Public Offering with gross proceeds to the Company of at least $20,000,000; or

         (c)  ten years from the date hereof.

         3.   Restrictions On Stock Transfer.

         (a) General. Each Stockholder agrees that it will not, directly or indirectly, transfer any Securities or any interest therein held by such Stockholder, except as provided in this Agreement and, in that case, only if such transfer would not result in a default under the terms of the Loan and Security Agreement referred to in the third WHEREAS clause hereof. Each Management Stockholder agrees that he will not, nor will he permit any of his Permitted Transferees to, directly or indirectly, transfer any Securities or any interest therein prior to the later of (x) the fifth anniversary of the date hereof or (y) the first anniversary of the cessation of such individual's employment by the Company, except (i) in a transfer pursuant to Section 3(b), 4(b) or 5 hereof, (ii) in a Public Offering, only to the extent permitted in accordance with the terms of the Registration Rights Agreement, dated as of the date hereof, among the parties hereto, (iii) in a transfer pursuant to Section 3 of the Management Purchase Agreement. (iv) in a transfer required or expressly permitted pursuant to the terms of the Incentive Plan or an agreement entered into in connection with an award thereunder or (v) with the written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Preferred Stock. Any transfer of any Securities or of any interest therein, other than in compliance with the provisions of this Agreement, shall be void, and the Company shall refuse to register any such transfer.

         (b)  Exempt Transfers.

              (i) A Stockholder who is an individual may at any time transfer any Securities to his spouse or any of his children, or to a trust corporation or partnership, the beneficiaries, stockholders or partners of which include only the Stockholder, his spouse and his children, or to a corporation or partnership wholly owned by such Persons; provided, however, that during the period any such trust, corporation or partnership owns any Securities, no Person other than the Stockholder, his spouse and his children may be or become beneficiaries, stockholders or partners thereof.

              (ii) A Stockholder that is not an individual may at any time transfer any Securities to any Affiliate of such Stockholder (collectively, the "Permitted Transferees"); provided, however, that any such Stockholder Affiliate (other than a former general or limited partner of any Whitney Stockholder) shall transfer back to such Stockholder any Securities previously transferred pursuant to this Section 3(b)(ii) within five days of losing its status as a Stockholder Affiliate.

              (iii) If any Stockholder desires to transfer all or any portion of its Securities pursuant to this Section 3(b), it shall give notice to the Company of its intention to make such transfer not less than five days prior to effecting such transfer, which notice shall state the name and address of each such Person to whom such transfer is proposed and the amount of Securities to be so transferred. The Company shall give prompt notice of such proposed transfer to each other Stockholder.

         (c)  Right of First Refusal.

              (i) If any Stockholder (an "Offering Stockholder") desires to transfer all or any portion of its Securities to any Person (except (i) in a transfer pursuant to Section 3(b), 4(b) or 5 hereof, (ii) in a Public Offering, only to the extent permitted in accordance with the terms of the Registration Rights Agreement, dated as of the date hereof, among the parties hereto, (iii) in a transfer, pursuant to Section 3 of the Management Purchase Agreement, or
(iv) in a transfer required or expressly permitted pursuant to the terms of the Incentive Plan or an agreement entered into in connection with an award thereunder), such Offering Stockholder shall give written notice thereof (the "Offering Notice") to the Company and to the other Stockholders. The Offering Notice shall state (A) the number and class of Securities to be transferred (the "Offered Shares"), (B) the name of the Person (the "Prospective Stockholder") to whom the Offering Stockholder desires to transfer such Offered Shares, (C) the price of the offered Shares to be paid by the Prospective Stockholder which price must be payable in cash, (D) that the proposed purchase of the Offered Shares shall be consummated no later than the first business day which occurs 45 business days after the expiration of the options referred to in Sections 3(c)(iii) and 3(c)(iv) below, and (E) that the offer of the Prospective Stockholder has been accepted by the Offering Stockholder subject to the rights of the Company and the other Stockholders contained in this Section 3 and
Section 4(a).

              (ii) The Offering Notice shall be accompanied by a certificate of the Prospective Stockholder stating that (A) its offer to purchase the Offered Shares has been approved by its board of directors (or the equivalent if the Prospective Stockholder is not a corporation), if necessary, (B) the description of its offer contained in the Offering Notice is complete and accurate, (C) it is aware of the rights of the Company and the other Stockholders contained in this Section 3 and Section 4(a) and (D) prior to the purchase of any Offered-Shares by the Prospective Stockholder it will become a party to this Agreement and agree to be bound by the terms and conditions hereof to the same extent and in the same manner as the offering Stockholders. In addition, the Offering Notice shall be accompanied by evidence reasonably satisfactory to the Company as to the Prospective Stockholder's financial ability to consummate the proposed purchase.

              (iii) For a period of 60 days after receipt of the Offering
Notice and the certificate referred to in Section 3(c)(ii), the Company shall have the right to purchase all, but not less than all, of the Offered Shares. The company's option to purchase the Offered Shares hereunder shall be exercisable by delivering written notice to such effect, prior to the expiration of such option, to the Offering Stockholder and the other Stockholders. The Company's purchase of Offered Shares hereunder shall be on the same terms contained in the Offering Notice on which the Prospective Stockholder has agreed to purchase the Offered Shares; provided, however, that the Company shall not purchase any offered Shares from any Stockholder unless each other Stockholder is allowed to participate, if it so elects, in such sale to the Company, by selling a number of Shares (the "Co-Sale") equal to (w) the number of Offered Shares to be sold by such Offering Stockholder to the Company, multiplied by (x) such selling Stockholder's Applicable Percentage immediately prior to giving effect to such sale; provided further, that if any Whitney Stockholder or their respective Affiliates are participating in such sale to the Company (i) the Whitney Stockholders and their respective Affiliates as a group shall be entitled to participate by selling a number of Shares in the aggregate equal to
(y) the number of Shares proposed to be sold by the Offering Stockholder in such sale multiplied by (z) the Whitney Co-Sale Percentage; and (ii) each other Stockholder participating in such sale shall be entitled to participate by selling a number of Shares equal to (y) the number of Shares proposed to be sold by the Offering Stockholder in such sale multiplied by the Special Co-Sale Percentage. The number of Shares entitled to be sold by a group pursuant to the proviso of the preceding sentence shall be allocated among the members of such group by agreement among themselves. The Co-Sale shall be made on the same terms and conditions as the sale by such Offering Stockholder. The number of Offered Shares to be sold by the Offering Stockholder shall be reduced by the number of Securities sold by the other Stockholders pursuant to the Co-Sale.
The failure of the Company to exercise its option to purchase all of the offered Shares within such 60-day period shall be deemed to be a waiver of its right to purchase the Offered Shares.

         (iv) If the Company does not elect to purchase all of the Offered Shares pursuant to Section 3(c) (iii), each Stockholder shall then have the right, for a period of 90 days after receipt of the Offering Notice and the certificate referred to in Section 3 (c) (ii), to purchase its Applicable Percentage of the Offered Shares. Each Stockholder's option to purchase Offered Shares hereunder shall be exercisable by delivering written notice to such effect, prior to the expiration of such option, to the Offering Stockholder, to the Company and the other Stockholders (a "Purchaser's Notice"). Each Stockholder has the right and may indicate in its Purchaser's Notice its desire, to participate in the purchase of such Offered Shares in excess of its Applicable Percentage. Each Stockholder's purchase of Offered Shares hereunder shall be on the same terms contained in the Offering Notice on which the Prospective Stockholder has agreed to purchase the Offered Shares. The failure of a Stockholder to exercise its option to purchase Offered Shares within such 90-day period shall be deemed to be a waiver of its right to participate in the purchase of the Offered Shares.

         If one or more Stockholders do not elect to purchase their Applicable Percentage of the Offered Shares, then the Offered Shares which were available for purchase by such declining Stockholder or Stockholders (the "Excess Offered Shares") shall automatically be deemed to be accepted by the Stockholders who indicated in their Purchase Notices a desire to participate in the purchase of Offered Shares in excess of their Applicable Percentage. Each such Stockholder shall purchase that number of Excess Offered Shares equal to the product of multiplying the number of Excess Offered Shares by a fraction:

         (A) the numerator of which is the number of Shares then owned by such Stockholder; and

         (B) the denominator of which is the aggregate number of Shares then owned by all such Stockholders who participate in the purchase of Excess offered Shares.

         (v) Unless the Company or the Stockholders elect to purchase all of the Offered Shares as set forth above, neither the Company nor any Stockholder may purchase any of the Offered Shares, and the Offering Stockholder shall be free, up to and including the date specified in the Offering Notice, to transfer all, but not less than all, of the Offered Shares to the Prospective Stockholder in accordance with the terms set forth in the Offering Notice subject in the case of each such transfer to the provisions of Section 4(a) hereof. If such sale is not consummated by such date, the restrictions provided for herein shall again become effective, and no transfer of such Offered Shares may be made thereafter (other than in a transaction pursuant to Section 3(b), 4(b) or 5 hereof) by the Offering Stockholder without again offering the same to the Company and the other Stockholders in accordance with this Section 3.

         (vi) The closing of any purchase of Offered Shares by the Company or the Stockholders pursuant to this Section 3 shall be held at the principal office of the Company at 10:00 a.m. local time on the date specified in the Offering Notice (subject to extension pursuant to

Section 3 (c) (vii) below), or at such other time and place as the parties to the transaction may agree upon. At such closing, the Offering Stockholder shall deliver certificates representing the Offered Shares, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Offered Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws) and the Offering Stockholder shall so represent and warrant, and further represent and warrant that it is the record and beneficial owner of such Offered Shares. The Company or the Stockholders participating in the purchase, shall deliver at such closing, by wire transfer of immediately available funds, payment in full for such Offered Shares.

         (vii) The date of closing of any purchase of Offered Shares by the Stockholders pursuant to Section 3(c) (vi) above shall be extended for such reasonable period of time as shall be necessary to obtain requisite governmental or regulatory approvals in respect of such purchase and sale, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, such extension not to exceed 45 days.

         (d) Transferees' Agreements to be Bound; Securities Laws. No transfer may be made pursuant to this Section 3 unless (i) each transferee of the Securities has agreed in writing to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such Securities and (ii) the transfer complies in all respects with applicable federal and state securities laws. Upon becoming a party to this Agreement, a transferee shall be substituted fully for and shall enjoy the same rights and be subject to the same obligations as its predecessor hereunder.

         (e) Involuntary Transfers. If an Involuntary Transfer of any of the Securities (including any Securities held by a Permitted Transferee) owned by any Stockholder (or its Permitted Transferees) shall occur, the Company shall have the same rights of purchase with respect thereto (the "Transferred Shares") as if the Involuntary Transfer had been a voluntary sale as contemplated by
Section 3(c), except that: (i) the periods within which such rights must be exercised shall run from the date notice is received by the Company of the Involuntary Transfer (ii) such rights shall be exercised by notice to the involuntary transferee and (iii) the purchase price per Share of the Transferred Shares shall be the lower of (A) the Book Value of such Shares on the date of the Involuntary Transfer and (B) the Fair Market Value of such Shares as of the last day of the fiscal year preceding the date of determination. The closing of any purchase of Transferred Shares shall be held as set forth in Section 3(c)(vi).

         4.   Certain Sales.

         (a) Co-Sale Right. In the event of a proposed sale of Securities by any Stockholder (except (i) in a transfer pursuant to Section 3(b), 4(b) or 5 hereof, (ii) in a Public Offering, only to the extent permitted in accordance with the terms of the Registration Rights Agreement, dated as of the date hereof, among the parties hereto, (iii) in a transfer pursuant to Section 3 of the Management Purchase Agreement, or (iv) in a transfer required or expressly permitted pursuant to the terms of the Incentive Plan or in an agreement entered into in connection with an award thereunder), such selling Stockholder (the "Selling Stockholder") shall at least 30 days prior to such sale, deliver to each other Stockholder written notice (the "Selling Stockholder's Notice") thereof describing the terms and conditions of such sale. Upon receipt of a Selling Stockholder's Notice, each such other Stockholder, by giving written notice thereof to the Selling Stockholder not later than 10 days following delivery of the Selling Stockholder's Notice, may participate in such sale by including therein a number of shares equal to (w) the number of Shares to be sold by the Selling Stockholder in connection with such sale multiplied by (x) such other selling Stockholder's Applicable Percentage immediately prior to giving effect to such sale; provided, however, that, if any Whitney Stockholder or their respective Affiliates propose to participate in such sale of Securities hereunder, (i) the Whitney Stockholders and their respective Affiliates as a group shall be entitled to participate by selling a number of Shares in the aggregate equal to (y) the number of Shares proposed to be sold by the Selling Stockholder in such sale multiplied by (z) the Whitney Co-Sale Percentage; and (ii) each other Stockholder participating in such sale shall be entitled to participate by selling a number of Shares equal to (y) the number of Shares proposed to be sold by the Selling Stockholders in such sale multiplied by the Special Co-Sale Percentage. The number of Shares entitled to be sold by a group pursuant to the proviso of the preceding sentence shall be allocated among the members of such group by agreement among themselves. Such sale shall be made on the same terms and conditions of the sale described in the Selling Stockholder's Notice. The number of Shares to be sold by the Selling Stockholder in connection with such sale shall be reduced by the number of Shares sold by the other Stockholders pursuant to this Section 4(a). Each sale by any Stockholder under this Section 4(a) shall be subject to the prior exercise of rights of first refusal contained in Section 3(c) hereof.

         (b) Bring-Along Right. If the Whitney Stockholders shall have received a bona fide offer from one or more Persons that is not an Affiliate of any Whitney Stockholder (or shall have entered into a bona fide written agreement with such Person(s)) relating to (i) the sale to such Person(s) of all of the issued and outstanding Shares (a "Sale Transaction") or (ii) (x) a merger, consolidation or similar business combination involving the Company and such Person(s), (y) a sale of all or a substantial portion of the assets of the Company to such Person(s), or (z) a recapitalization of the Company, if (and only if), in the case of (x), (y) or (z) above, the Company and/or the Stockholders receive Net Proceeds consisting of cash, cash equivalents or marketable securities having a value of at least $10,000,000 (a "Significant Transaction"), and the Whitney Stockholders desire to effect such Sale Transaction or cause the Company and/or the Stockholders to effect such Significant Transaction, the Whitney Stockholders shall be entitled to deliver a notice (a "Significant Transaction Notice") to all of the other Stockholders, stating that they propose to effect (or cause the Company and/or the Stockholders to effect) such transaction, and specifying the name and address of the proposed parties to such transaction, the consideration payable in connection therewith, and attaching a copy of all writings between the Whitney Stockholders (or the Company) and the other parties to such Sale Transaction or Significant Transaction necessary to establish the terms of such transaction. Each Stockholder agrees that, upon receipt of a Significant Transaction Notice, it shall be obligated to vote (if applicable) all of its Securities in favor of the proposed Sale Transaction or Significant Transaction and (if applicable) to sell all Shares held by it upon the terms and conditions of the Sale Transaction or Significant Transaction (and otherwise take all necessary action to cause the Company to consummate the proposed transaction).

         (c) Closing. The closing of any sale pursuant to this Section 4 shall be held at such time and place as the Selling Stockholder or the Whitney Stockholders, as the case may be, shall reasonably specify. At such closing, the Selling Stockholders shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Offered Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws) and each Selling Stockholder shall so represent and warrant, and further represent and warrant that it is the record and beneficial owner of such Shares.

         (d) Equivalent Consideration. The consideration per Share paid with respect to any Shares to be sold by any other Stockholder, or otherwise involved in any Significant Transaction, pursuant to this Section 4 shall be the same consideration per Share paid with respect to Shares owned by the Selling Stockholder or the Whitney Stockholders, as the case may be, determined as if all Common Stock Equivalents were converted into shares of Common Stock.

         5.   Certain Repurchase Rights.

         In the event that any Management Stockholder ceases to be employed by the Company for any reason (including, but not limited to, death or disability), the Company shall have the right to purchase, and to require such former employee and each of his Permitted Transferees to sell, up to all of the Shares or Common Stock Equivalents (except for the Shares acquired pursuant to the Management Purchase Agreement) then owned by such former employee or such Permitted Transferees. The Company may exercise such right at any time within one year of the date of any Management Stockholder's cessation of employment. Such right may be exercised by the Company's giving notice to the former employee and his Permitted Transferees, with a copy to each other Stockholder. The purchase price payable for any securities purchased under this
Section 5 shall be the Fair Market Value thereof. The closing of any purchase under this Section 5 shall be held at the principal offices of the Company at 10:00 a.m. local time on a date specified by the Company no later than 30 days after the date of its notice. At such closing, the Management Stockholder and his Permitted Transferees shall deliver certificates representing the shares to be purchased, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws) and the Management Stockholder and his Permitted Transferees shall so represent and warrant, and further represent and warrant that each is the record and beneficial owner of such Shares. The Company shall deliver at such closing, by wire transfer of immediately available funds, payment in full for such Shares.

         6.   Governance.

         (a) General. From and after the execution of this Agreement, each Stockholder shall vote its Shares, at any regular or special meeting of stockholders of the Company (a "Stockholders' Meeting"), or in any written consent executed in lieu of such a meeting of stockholders (a "Written Consent"), and shall take all other actions necessary to give effect to the agreements contained in this Agreement and to ensure that the Charter Documents do not at any time hereafter conflict in any respect with the provisions of this Agreement. In addition, each Stockholder shall vote its Shares at any Stockholders' Meeting, or act by Written Consent with respect to such Shares upon any matter submitted for action by the Company's stockholders, or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents. For the purposes of this Section 6, Stockholders are agreeing to vote their Shares for certain matters only to the extent that such Shares have the power to vote for such matters.

         (b) Stockholders' Actions. In order to effectuate the provisions of this Section 6, each Stockholder hereby agrees that, when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officer and directors of the Company to call, a Stockholders' Meeting or to execute or cause to be executed a Written Consent pursuant to Section 228(a) of the GCL to effectuate such stockholder action. Further, each Stockholder shall use its best efforts to cause the Board or by unanimous written consent of the Board pursuant to Section 141(f) of the GCL, all the resolutions necessary to effectuate the provisions of this Agreement.

Each Stockholder shall use its best efforts to cause the Board to cause the Secretary of the Company, or if there be no Secretary, such other officer of the Company as the Board may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Section 6.

         (c) Election of Directors. Each Stockholder shall votes its Shares at any Stockholders' Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board shall be seven, as provided for below. Each Stockholder shall vote its Shares at any Stockholders' Meeting called for the purpose of filling the positions on the Board, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of the following individuals:

              (i) two individuals, who shall be designated by Whitney (the "Whitney Directors");

              (ii) one individual, who shall be designated by Whitney Equity Fund (the "Whitney Equity Fund Director");

              (iii) Marsden S. Cason ("Cason"), so long as he is serving as an executive officer of the Company, William A. McFarlane ("McFarlane"), so long as he is serving as an executive officer of the Company, and one additional executive officer of the Company designated by Cason and McFarlane, or by their successors designated pursuant to Section 6(d)(iii) (collectively, the "Management Directors"); and

              (iv) one individual, who shall not be an employee or Affiliate of the Company or any Stockholder and who shall be designated jointly (but not individually) by the directors designated under clauses (i), (ii) and
(iii) above (each such director chosen under this clause (iv) is referred to herein as a "Joint Director").

         (d) Removal and Replacement. Whitney shall be entitled at any time and for any reason (or for no reason) to designate each of the Whitney Directors for removal and Whitney Equity Fund shall be entitled at any time and for any reason (or for no reason) to designate the Whitney Equity Fund Director for removal. The directors designating a Joint Director shall jointly (but not individually) be entitled at any time and for any reason (or for no reason) to designate any Joint Director for removal. If, at any time, a vacancy is created on the Board by reason of the death, removal or resignation of a Whitney Director, the Whitney Equity Fund Director, either Management Director or the Joint Director, each Stockholder shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Stockholders or the Board, take action, including the voting of its Shares, to elect a director or directors designated to fill such vacancy or vacancies in the following manner:

              (i) if a vacancy is created by reason of the death, removal or resignation of a Whitney Director, Whitney shall designate a nominee to be elected to fill such vacancy;

              (ii) if a vacancy is created by reason of the death, removal or resignation of the Whitney Equity Fund Director, the Whitney Equity Fund shall designate a nominee to be elected to fill such vacancy;

              (iii) if a vacancy is created by reason of the death, incapacity, removal or resignation of Cason or McFarlane (or their successors), the executive officer who succeeds to Cason's and/or McFarlane's position as an executive officer of the Company shall be designated as a nominee to be elected to fill such vacancy;

              (iv) if a vacancy is created by reason of the death, removal or resignation of a Management Director (not referred to in clause (iii) above), Cason and McFarlane (or their successors designated pursuant to clause (iii) above) shall designate an executive officer to be elected to fill such vacancy; and

              (v) if a vacancy is created by reason of the death, removal or resignation of a Joint Director, a successor shall be designated as a nominee to be elected to fill such vacancy, in the same manner as was designated the Person whom he or she succeeds.

         (e) Termination of Sections 6(c) and 6(d). Notwithstanding anything herein to the contrary, (i) from and after the date that Whitney, Whitney Equity Fund and their Affiliates own in the aggregate Shares (or other securities for which the Shares are subsequently exchanged) representing less than 50% of the Shares owned in the aggregate by them on the date hereof, Whitney and its Affiliates shall no longer be entitled to designate any directors for election or removal pursuant to Section 6(c) or 6(d), respectively, and (ii) from and after the date that Cason and McFarlane and their Permitted Transferees cease to own in the aggregate Shares (or other securities for which the Shares are subsequently exchanged) representing at least 5O% of the Shares owned in the aggregate by them on the date hereof, they shall no longer be entitled to designate any directors pursuant to Section 6(c)(ii); provided, that the number of Shares owned by any Person on the date hereof for purposes of this Section 6(e) shall be adjusted for any dividend, subdivision, combination or reclassification of the Shares or any merger or consolidation of the Company with or into any other Person and such Person shall be deemed to own on the date hereof that number of Shares or other securities which such Person was entitled to receive as a result of such dividend, subdivision, combination, reclassification, merger or consolidation.

         (f) Board Committees. The Stockholders shall cause the Company to have (i) an audit/finance committee, which shall be composed of three members, one of whom shall be designated jointly by Whitney and Whitney Equity Fund, and two of whom shall be designated by the Board of Directors as a whole, and (ii) a compensation committee, which shall be composed of three members, one of whom shall be designated jointly by Whitney and Whitney Equity Fund, two of whom shall be designated by the Board, and none of whom shall be a Management Director. Each Stockholder agrees that it will not take, cause to be taken or approve any action (including, but not limited to, any amendment of the Restated Certificate of Incorporation of the Company) that would be inconsistent with the first sentence of this Section 6(f).

         (g) Liability Insurance. Within 90 days after the date hereof, each Stockholder shall take, or cause to be taken, all action necessary (including, but not limited to, action at a Stockholders' Meeting or pursuant to a Written Consent thereof) to cause the Company to maintain a directors' liability insurance policy that is acceptable in all reasonable respects to the Whitney Directors, the Whitney Equity Fund Director, and the Joint Director.

         (h) Restricted Shares. Each holder of Restricted Shares shall cast all the votes represented by such

Restricted Shares it is entitled to cast in connection with each and every matter on which any or all shareholders of the Company are entitled to vote (whether at a Stockholder's Meeting of by a Written Consent) in the same proportion as all holders of outstanding Shares entitled to vote on such matter cast the votes represented by their respective Shares (excluding any Restricted Shares).

         7.   Issuance of Capital Stock by the Company.

         (a) Pre-emptive Right. The Company shall give each Stockholder 30 days' prior written notice of any proposed issuance of any capital stock of the Company ("Offered Securities" excluding any issuance in connection with an acquisition, combination, reorganization, reclassification, split-up, employee stock option plan or other employee stock benefit plan, employment or compensation agreement or award or any Public Offering). Each such notice shall contain a description of the price of the Offered Securities and the other terms and conditions of sale. By written notice to the Company (a "Purchaser's Notice") given within 15 days of being notified of such proposed issuance, each Stockholder shall be entitled to purchase, at the proposed issuance price and on the proposed terms, a number of such Offered Securities up to (a) such Stockholder's Applicable Percentage multiplied by (b) the total number of shares of Offered Securities to be issued.

         (b) Closing. The closing of any purchase by any of the Stockholders of Offered Securities under Section 7(a) shall be held at the time and place of the closing of the Offered Securities to the other purchasers thereof, unless such parties agree otherwise. At such closing, each such Stockholder shall deliver, by wire transfer of immediately available funds, so much of the purchase price for the Offered Securities as is payable in cash and shall pay the balance in accordance with the terms of the transaction, and all parties to the transaction shall execute such documents as are otherwise customary and appropriate.

         8.   Legally Binding Obligation.

         The making of an offer, the delivery or failure to deliver a notice within the stated period and the acceptance of an offer in each case as provided in Sections 3, 4 and 5 shall create a legally binding obligation to buy or sell, as the case may be, Shares, or otherwise take all necessary action, as provided in such Sections. In addition, the

Company is hereby authorized (i) to transfer such Shares on the books of the Company in accordance with this Agreement and without regard to the surrender of certificates representing such Shares held by such Stockholder and (ii) to place on all certificates representing Shares a legend reflecting this authority to transfer such Shares in accordance with Section 9. Any such certificates not surrendered as required by this Agreement shall become upon such transfer null and void.

         9.  Legend.

         Each of the parties hereto agrees that a legend in substantially the following form shall be placed on the certificates representing any Shares owned by it:


         THE SALE, ASSIGNMENT, DONATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECURITYHOLDERS' AGREEMENT, DATED AS OF June 7, 1994, AMONG THE COMPANY AND THE SECURITYHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE, THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH SECURITYHOLDERS' AGREEMENT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         10. Specific Performance.

         Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party or parties would be irreparably harmed and could not be made whole by monetary damages, and therefore hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

Each of the parties hereto further agrees that all other Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in a court of proper jurisdiction.

         11.  Miscellaneous.

         (a) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

         (b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         (c) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, and shall be deemed to have been delivered when delivered personally or by nationally recognized overnight courier, or seven days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address of the party set forth below and on Schedules I and II hereto or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company.

The Company:

         The North Face
         999 Harrison Street
         Berkeley, California 94710
         Attention:     President

         With a copy to:

         Crosby, Heafy, Roach & May
         1999 Harrison Street
         Oakland, California 94612-3573
         Attention:     Philip L. Bush, Esq.

Each Other Stockholder:

         At the address set forth below his signature

The Whitney Stockholders:

         Whitney 1990 Equity Fund, L.P.
         630 Fifth Avenue
         New York, New York 10022-0302
         Attention:     Mr. Daniel J. O'Brien

         Whitney Subordinated Debt Fund, L.P.
         630 Fifth Avenue
         New York, New York 10022-0302
         Attention:     Mr. Daniel J. O'Brien

         J. H. Whitney & Co.
         630 Fifth Avenue
         New York, New York 10022-0302
         Attention:     Mr. Daniel J. O'Brien

         With a copy to:

         Friedman & Kaplan
         875 Third Avenue
         New York, New York 10022
         Attention:     Marjorie S. White, Esq.

         (d) Applicable Law. The internal laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to principles of conflicts of law.

         (e) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         (f) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Common Stock or Preferred Stock imposed by, any other agreement.

         (g) Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         (h) Defaults. A default by any party to this Agreement in such party's compliance with any of the terms or conditions hereof or performance of any of the obligations of such party hereunder shall not constitute or excuse a default by any other party.

         (i) Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless agreed or consented to in a writing by the Company and the holders of 90% of the Shares subject to this Agreement.

         (j) Variation in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons may require.

         (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

                                       TNF HOLDINGS COMPANY, INC.


                                       By:/s/Marsden S. Cason
                                          --------------------------
                                            Name: Marsden S. Cason
                                            Title:  President

                                       J.H. WHITNEY & CO.


                                       By:/s/Ray E. Newton, III
                                          --------------------------
                                            Name:  Ray E. Newton, III
                                            Title: General Partner

                                       WHITNEY 1990 EQUITY FUND, L.P.

                                       By:/s/Ray E. Newton, III
                                          --------------------------
                                            Name:  Ray E. Newton, III
                                            Title:  General Partner

                                       WHITNEY SUBORDINATED DEBT FUND,L.P.


                                       By:/s/Ray E. Newton, III
                                          --------------------------
                                            Name:  Ray E. Newton, III
                                            Title: General Partner




                                       /s/Marsden S. Cason
                                       -----------------------------
                                       Marsden S. Cason
                                       Adress:   33 Normandie Terrace
                                                 San Francisco, CA 94115



                                       /s/William A. McFarlane
                                       -----------------------------
                                       William A. McFarlane
                                       Address:  1606 Martin Avenue
                                                 Pleasanton, CA 94566

                                       -----------------------------
                                       /s/Richard T. Peery
                                       -----------------------------
                                       Richard T. Peery
                                       Address:
                                               ---------------------
                                       -----------------------------

                                       /s/Jack L. Richardson
                                       -----------------------------
                                       Jack L. Richardson
                                       Address:
                                               ---------------------
                                       -----------------------------

                                       /s/Philip S. Schlein
                                       -----------------------------
                                       Philip S. Schlein
                                       Address:
                                               ---------------------
                                       -----------------------------


                                       /s/Kenneth F. Siebel
                                       -----------------------------
                                       Kenneth F. Siebel
                                       Address:
                                               ---------------------
                                       -----------------------------

                                      Schedule I

                                 WHITNEY STOCKHOLDERS

                                  J.H. Whitney & Co.

                            Whitney 1990 Equity Fund, L.P.

                         Whitney Subordinated Debt Fund, L.P.

                                     Schedule II

                               MANAGEMENT STOCKHOLDERS

                                   Marsden S. Cason

                                 William A. McFarlane

                                     Schedule III

                                   Richard T. Peery

                                  Jack L. Richardson

                                  Philip S. Schlein

                                  Kenneth F. Siebel

AMENDMENT NO. 1 DATED AND EFFECTIVE AS OF JUNE 22, 1995 ("Amendment No. 1) TO SECURITYHOLDERS AGREEMENT (the "Agreement") DATED AS OF JUNE 7, 1994, AMONG THE NORTH FACE, INC. (formerly named "TNF Holdings Company, Inc."), J.H. WHITNEY & CO., WHITNEY 1990 EQUITY FUND, L.P., WHITNEY SUBORDINATED DEBT FUND, L.P., MARSDEN S. CASON, WILLIAM A. MCFARLANE, AND CERTAIN OTHER INDIVIDUALS.

This Amendment No. 1 is entered into among the parties named above and William
N. Simon. Capitalized terms used but not defined below shall have the meanings given them in the Agreement.

1. Additional Party. For all purposes of the Agreement, William N. Simon shall be a Management Stockholder in addition to Marsden S. Cason and William A. McFarlane and shall have the rights and obligations of a Management Stockholder under the Agreement.

2. General. This Amendment No. 1 is duly approved and executed in accordance with Section 11 (I) of the Agreement, and, except as specifically set forth above, all covenants, terms, provisions and conditions of the Agreement are, and shall remain, in full force and effect. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law of such state, and may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.




THE NORTH FACE, INC.                   J.H. WHITNEY & CO.

By /s/Marsden S. Cason                 By /s/Ray E. Newton, III
  ----------------------------           ------------------------------
   Marsden S. Cason, Chairman             Ray E. Newton, III, a General Partner


WHITNEY 1990 EQUITY FUND, L.P.         WHITNEY SUBORDINATED DEBT
FUND, L.P.

By /s/Ray E. Newton, III               By /s/Ray E. Newton, III
  ----------------------------           ------------------------------
  Ray E. Newton, III, a General Partner   Ray E. Newton, III, a General Partner




/s/Marsden S. Cason     /s/William A. McFarlane       /s/William N. Simon
- -------------------     -----------------------       -------------------
Marsden S. Cason        William A. McFarlane          William N. Simon